                                                                  EXECUTION COPY





                                                                    EXHIBIT 4.02

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        7% Convertible Subordinated Note

$30,000,000.00                                                   August 14, 2001

      CSK AUTO CORPORATION, a Delaware corporation (herein called the "Issuer," which term includes any successor Person or entity), for value received, hereby promises to pay to Oppenheimer Capital Income Fund, a registered open-end investment company organized as a Massachusetts business trust (or its successors and registered assigns, "Holder"), the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) on or before September 1, 2006 as specified herein (the "Maturity Date") and to accrue interest on the outstanding unpaid balance thereof (calculated on the basis of a 360-day year of twelve 30-day months) at a rate of 7% per annum, accruing daily from the date of issuance ("Issue Date") of this 7% Convertible Subordinated Note (this "Note"), payable semi-annually in arrears beginning on March 1, 2002 and continuing each 1st day of September and 1st day of March or the first business day thereafter if such day is not a business day (each a "Payment Date") until the Maturity Date. Principal shall be payable in full on the Maturity Date upon presentation of this Note. Neither this Note nor any accrued and unpaid interest hereon may be redeemed or otherwise prepaid except as specifically provided for in Section 4. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 11 hereof.

         1. Person to Whom Interest and Principal is Paid. The interest and principal payable on any Payment Date or the Maturity Date (as the case may be), will be paid to the Person in whose name this Note is registered at the close of business on the last business day immediately prior to the date for such payment of interest or principal.

         2. Place and Form of Payment. Payment of principal and of interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City of

Phoenix, Arizona, or at such other office or agency of the Issuer as may be maintained for such purpose, and such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that such payment may be made at the option of the issuer by check mailed to Holder at Two World Center, New York, New York 10048 Attention: Michael S. Levine, or such other address as shall be designated from time to time by Holder.

         3. Conversion Right.

                  3.1 Mandatory Conversion by the Issuer.

                  3.1.1 If CSK Auto, Inc. consummates a "Refinancing," as such term is defined below, the Issuer shall have the right, but not the obligation, to convert all of the unpaid principal amount of this Note into fully paid and non-assessable shares of the Issuer's common stock, par value $0.01 per share ("Common Stock"), at a conversion price per share of Common Stock of $6.63 (the "Conversion Price") (such right being referred to herein as the "Issuer Conversion Right"). Upon exercise of the Issuer Conversion Right, accrued interest will neither be paid in cash nor be converted into Common Stock.

                  3.1.2 The Issuer may exercise the Issuer Conversion Right in connection with the consummation of a Refinancing by delivering to Holder a duly executed "Issuer Conversion Notice", a form of which is attached hereto. Upon delivery of such Issuer Conversion Notice, Holder shall thereupon deliver the Note to the Issuer for cancellation, and the Issuer shall cause to be issued certificated shares of Common Stock.

         3.2 Optional Conversion by Holder.

                  3.2.1 At any time and from time to time during the period beginning on the Issue Date and thereafter while any principal hereunder remains outstanding, Holder shall have the right, but not the obligation, to convert all or any portion of the unpaid principal amount of this Note (in integral multiples of $1,000) into fully paid and non-assessable shares of Common Stock at the Conversion Price (such right being referred to herein as the "Holder Conversion Right"). Upon exercise of the Holder Conversion Right, accrued interest on the converted principal amount will neither be paid in cash nor be converted into Common Stock.

                  3.2.2 The Holder Conversion Right shall be exercised, in whole or in part, by delivery to the Issuer of a duly executed "Holder Conversion Notice", a form of which is attached hereto. Upon receipt of such Holder Conversion Notice, the Issuer shall cause to be issued certificated shares of Common Stock with respect to which the Holder Conversion Right is being exercised, and Holder shall thereupon deliver the surrendered Note to the Issuer for cancellation. The principal amount of this Note shall be reduced to reflect any and all conversions into Common Stock. In the event of a conversion of this
Note in part only, this Note shall be modified and amended to reflect the remaining outstanding principal balance hereof not converted.

         3.3 Adjustments Upon Changes in Capitalization.


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
                  3.3.1 Common Stock Splits. If the Issuer at any time or from time to time after the Issue Date effects a subdivision of the outstanding shares of Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Issuer at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 3.3.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  3.3.2 Dividends and Distributions. In the event the Issuer, at any time or from time to time after the Issue Date, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional Common Stock, then in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which shall be the total number of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection 3.3.2 as of the time of actual payment of such dividend or distribution.

                  3.3.3 Recapitalization or Reclassification. If the shares of Common Stock issuable upon the conversion of this Note are changed into the same or a different number of Common Stock of any class or classes of Common Stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of Common Stock or dividend payable in Common Stock or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3.3), then, and in any such event, the Issuer Conversion Right and the Holder Conversion Right shall thereafter refer to the right to convert the unpaid principal amount of this Note into such number and kind of securities as would have been issuable to Holder as a result of such change if, immediately prior to such change, Holder had exercised the Holder Conversion Right or the Issuer had exercised the Issuer Conversion Right, as the case may be, as to the entire unpaid principal amount hereunder, subject to further adjustment as provided herein.

                  3.3.4 Sale of Issuer. If there is a capital reorganization of the Issuer (other than a recapitalization, subdivision, combination, reclassification or exchange of Common Stock provided for elsewhere in this
Section 3.3) or a merger or consolidation of the Issuer with or into another company, or the sale of all or substantially all of the Issuer's properties and assets to any other Person, the Issuer Conversion Right and the Holder Conversion Right shall thereafter refer to the right to convert the unpaid principal amount of this Note into such number and kind of securities and property as would have been issuable or distributable to Holder on account of such reorganization, merger, consolidation or sale if, immediately prior thereto,


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
Holder had exercised the Holder Conversion Right or the Issuer had exercised the Issuer Conversion Right, as the case may be, as to the entire unpaid principal amount hereunder. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.3 with respect to the rights of Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3.3 shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                  3.3.5 Limitation on Rights. Notwithstanding any provision of this Note to the contrary, before such time as Holder exercises the Holder Conversion Right or the Issuer exercises the Issuer Conversion Right, as the case may be, nothing set forth herein shall be interpreted as vesting in Holder any voting or other rights as a holder of Common Stock or any other equity interests in Issuer for any purpose.

         4. Redemption; Change of Control Offer.

                  4.1 Optional Redemption. After September 1, 2004, this Note is subject to redemption, at the option of the Issuer, in whole or in part, on not less than 35 days' prior notice by mail to Holder to be redeemed on the date set for redemption (the "Optional Redemption Date"), at the percentage (at a given time, the "Optional Redemption Percentage") specified below during the time period in which redemption occurs, of the unpaid principal amount of this Note or such portion thereof being redeemed, plus accrued and unpaid interest thereon, if any.

              Time Period                    Optional Redemption Percentage

  September 1, 2004 - August 31, 2005                     102%

  September 1, 2005 - August 31, 2006                     101%

Nothing set forth in this Section 4.1 shall preclude the right of Holder to exercise its conversion rights as set forth in Section 3 at any time prior to five business days before the proposed Optional Redemption Date, in which event the redemption of that portion of the Note so converted shall not occur.

In the event of a redemption of this Note in part only, this Note shall be modified and amended to reflect the portion hereof not redeemed.

           4.2   Change of Control Offer.

                  (a) Upon a Change of Control (as defined below), Holder shall have the right to require that the Issuer repurchase this Note at a repurchase price in cash equal to 100% of the unpaid principal amount hereof plus accrued interest, if any, to the date of repurchase, in accordance with the terms set forth in subsection (b) below.

                  (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to Holder stating:

                        (i) that a Change of Control has occurred and that Holder has the right to require the Issuer to repurchase this Note at a repurchase price in cash equal to 100%


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
of the unpaid principal amount hereof plus accrued interest, if any, to the date of repurchase (the "Change of Control Offer");

                        (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization of the Issuer after giving effect to such Change of Control);

                        (iii) the repurchase date (which shall be a business day and be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date"); and

                        (iv) that interest on this Note if accepted for payment pursuant to the Change of Control Offer shall cease to accrue after the repurchase of this Note on the Repurchase Date.

         5. Subordination; Restrictions on Transfer.

                  5.1 Amounts Payable Subordinated to Senior Indebtedness. Notwithstanding any provision of this Note to the contrary, the Issuer covenants and agrees, and Holder by acceptance of this Note likewise covenants and agrees, that all Amounts Payable (as defined below) shall be subordinated to the Issuer's Senior Indebtedness (as defined below). Notwithstanding the first sentence of this Section 5.1, Amounts Payable shall be subordinated only to Senior Indebtedness and shall not be subordinated to any other Indebtedness (as defined below) of the Issuer without the prior written consent of Holder. This
Section 5 shall constitute a continuing offer to and covenant with all Persons who become holders of, or continue to hold, Senior Indebtedness (irrespective of whether such Senior Indebtedness was created or acquired before or after the issuance of this Note). The provisions of this Section 5 are made for the benefit of all present and future holders of Senior Indebtedness (and their successors and assigns), and shall be enforceable by them directly against Holder. Holder hereof hereby waives proof of reliance hereon by the holders of Senior Indebtedness.

                  5.2 Restrictions on Transfer. Holder of this Note shall not make any disposition of all or any portion of this Note except in compliance with applicable securities laws and unless Holder shall have notified the Issuer of the proposed disposition and shall have furnished the Issuer with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Issuer, Holder shall have furnished the Issuer with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Issuer, that such disposition will not require registration under the Securities Act of 1933, as amended, and will be in compliance with applicable state securities laws. Upon the disposition of this Note by Holder, as a condition to such transaction, the assignee or transferee of Holder shall agree in writing to subordinate Amounts Payable to any Senior Indebtedness in accordance with the terms and provisions of this Section 5.

         6. Defaults and Remedies. The occurrence of any default hereunder shall, at the option of Holder, cause the entire unpaid balance of this Note to become immediately due and payable thirty days after written notice of demand if such default has not been cured before the end of such thirty day period. From and after the occurrence of any default hereunder, the


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
unpaid balance of this Note, including all principal and all accrued interest, shall bear interest at the rate of 9% per annum. A default shall occur hereunder upon the occurrence of any of the following events: (i) failure to make any payment of any amount owed to Holder pursuant to this Note when the same shall be due and payable or the failure to perform any other obligation when due hereunder, (ii) insolvency of, appointment of a receiver for any part of the property of, or the assignment for the benefit of creditors of, the Issuer,
(iii) the commencement of any voluntary proceedings under any bankruptcy or insolvency laws by the Issuer, or (iv) the commencement of any involuntary proceedings under any bankruptcy or insolvency laws against the Issuer if the same have not been fully discharged within sixty days after the commencement thereof.

         7. Amendments and Waivers. This Note and the rights and obligations of the Issuer or Holder may be amended only pursuant to a written agreement between the Issuer and Holder. Holder may waive compliance by the Issuer with certain provisions of this Note and certain past defaults under this Note and their consequences. Any such consent or waiver by Holder shall be conclusive and binding upon Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         8. Denominations, Transfer, Exchange. The transfer of this Note is registrable only upon surrender of this Note to the Issuer for registration of transfer at the office or agency of the Issuer maintained for such purpose in the City of Phoenix, Arizona, or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and duly executed by Holder or his attorney duly authorized in writing, and thereupon one or more new Notes, or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         9. Persons Deemed Owners. The Issuer and any agent of the Issuer may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer nor any agent of Issuer shall be affected by notice to the contrary.

         10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

         11. Definitions. For purposes of this Note, the following terms shall have the meanings set forth below:

            "Amounts Payable" means all principal of, interest on, premium, if any, fees, costs, expenses, indemnities or any other amounts due from the Issuer under this Note, and all claims against or liabilities of the Issuer in respect of this Note.

            "Change of Control" means such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a shareholder of the Issuer on the date hereof, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting capital stock of the Issuer.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

            "Issue Date" means August 14, 2001.

            "Person" means any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate or other entity or organization.

            "Refinancing" means the repayment in full of all indebtedness outstanding under, or the extension of the maturity date of any indebtedness outstanding under, the Third Amended and Restated Credit Agreement, dated as of September 30, 1999, as amended, among CSK Auto, Inc., The Chase Manhattan Bank, DLJ Capital Funding, Inc., Lehman Commercial Paper Inc. and the lenders referred to therein.

            "Senior Indebtedness" shall mean any Indebtedness unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to this Note.

                           [SIGNATURE PAGE FOLLOWS]


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

                                    SIGNATURE

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  August 14, 2001             CSK AUTO CORPORATION





                                    By:   /s/ Don W. Watson
                                          ------------------------------------
                                    Name:       Don W. Watson
                                          ------------------------------------
                                    Title:      SR VP CFO
                                          ------------------------------------



Attest:



By:   /s/ Martin G. Fraser
      ------------------------------------
Name:       Martin G. Fraser
      ------------------------------------
Title:      President/COO
      ------------------------------------








                                 Signature Page

                               FORM OF ASSIGNMENT


      For value received, the undersigned hereby sells, assigns and transfers unto __________________________________ the within Note of CSK Auto Corporation and all rights thereunder, and hereby irrevocably constitutes and appoints __________________ attorney to transfer the said Note, with full power of substitution in the premises.





Dated:
       -----------------------      ------------------------------------------
                                    Social Security or other tax identification number of transferee


Assignor's Signature:



------------------------------
Name:


NOTICE: The assignor's signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or any change whatever.

                            ISSUER CONVERSION NOTICE

      The undersigned Issuer of this Note hereby irrevocably exercises the option to convert this Note into shares of Common Stock of the Issuer in accordance with the terms of this Note, and will direct that such shares, together with a check in payment for any fractional shares, be delivered to and be registered in, the name of the undersigned upon surrender of the Note by Holder to the Issuer for cancellation.

                                         CSK AUTO CORPORATION

Dated:
      ----------------------------
                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                            HOLDER CONVERSION NOTICE

      The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is an integral multiple of U.S. $1,000) below designated, into shares of Common Stock of the Issuer in accordance with the terms of this Note, and directs that such shares, together with a check in payment for any fractional shares and any Note representing any unconverted principal amount hereof, be delivered to and be registered in, the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Note are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                                         ---------------------------------

Dated
     -----------------------------       ---------------------------------
                                                  Signature(s)

If shares or Notes are to be registered in the name of a Person other than Holder, please print such Person's name and address:

--------------------------------
      Name


---------------------------------        If only a portion of the Note is to be
      Address                            converted, please indicate:

---------------------------------        Principal amount to be converted:
Social Security or other Taxpayer
Identification Number, if any

                                         U.S. $
                                               ---------------------------------




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